UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
February 11 2010

Amerelite Solutions, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52846	76-0766174
(Commission File Number)	(IRS Employer Identification No.)

 3122 W. Clarendon Ave., Phoenix, AZ 85017

(Address of Principal Executive Offices)      (Zip Code)

(602) 233-0540

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 11 2010, the Board of Directors of the registrant dismissed Seale and Beers, CPAs as its independent accountant. On February 17, the accounting firm of Ronald R. Chadwick, P.C. Certified Public Accountant 2851 South Parker Road Suite 720 Aurora, Colorado  80014 was engaged as the Registrant's new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Seale and Beers, CPAs and the engagement of Ronald R. Chadwick CPAs as its independent auditor.

During the registrant's most recent fiscal year and the subsequent interim periods and through February 11, 2010, there were no disagreements with Seale and Beers CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers CPAs satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Seale and Beers CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

On February 17, 2010 the registrant engaged Ronald R. Chadwick, P.C. CPA as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Ronald R. Chadwick CPA regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No. Exhibits	Description of Exhibit
16.1	Letter from Seale and Beers, CPAs dated February 17, 2009 to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 17, 2010

By: /s/ Robert L. Knapp

Name:   Robert L. Knapp
Title:     Principal Executive Officer
              Principal Financial Officer

EXHIBIT INDEX

No. Exhibits	Description of Exhibit
16.1	Letter from Seale and Beers, CPAs dated February 17, 2009 to the Securities and Exchange Commission regarding statements included in this Form 8-K

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